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                                                                Exhibit 10.4


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                     REVENUE INTERESTS ASSIGNMENT AGREEMENT

                           Dated as of April 26, 2001

                                      among

                                 GLIATECH INC.,
                                   as Seller,

                                       and

                  PAUL CAPITAL ROYALTY ACQUISITION FUND, L.P.,
                                  as Purchaser




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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                     REVENUE INTERESTS ASSIGNMENT AGREEMENT

                  THIS REVENUE INTERESTS ASSIGNMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is made and entered into as of April 26, 2001 by and between GLIATECH INC., a Delaware corporation (the "SELLER"), and PAUL CAPITAL ROYALTY ACQUISITION FUND, L.P., a Delaware limited partnership (the "PURCHASER").

                  WHEREAS, the Seller has the right to receive Revenue Interests (as hereinafter defined); and

                  WHEREAS, the Seller wishes to sell, assign, convey and transfer to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Assigned Interests (as hereinafter defined), upon and subject to the terms and conditions hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS.

         The following terms, as used herein, shall have the following meanings:

         "ADCON TECHNOLOGY" shall mean the proprietary technology set forth and described on SCHEDULE A hereto.

         "ADCON-L(R) U.S. RELAUNCH" [***].

         "ADCON-L(R) U.S. RELAUNCH TARGET DATE" [***].

         "AFFILIATE" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

         "AGGREGATE PURCHASE PRICE" shall mean the Purchase Price together with any Subsequent Purchase Prices paid to Seller.

         "AGREEMENT" shall have the meaning set forth in the first paragraph hereof.

         "APPLICABLE DISCOUNT RATE" [***].

         "APPLICABLE PERCENTAGE" shall mean, as of any date of determination, the sum of (i) 2.5% [***].


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         "ASSIGNED INTERESTS" shall mean the right to receive amounts payable to the Seller equal to the Applicable Percentage of the Net Sales.

         "ASSIGNMENT DOCUMENTS" shall mean any document or instrument pursuant to which the Assigned Interests are sold, assigned, conveyed and transferred by Seller to Purchaser hereunder.

         "AUDIT COSTS" shall mean, with respect to any audit of the books and records of the Seller with respect to amounts payable or paid under this Agreement or any License Party Audit, the cost of such audit, including, without limitation, all fees, costs and expenses incurred in connection therewith.

         "AUDIT REPORTS" shall mean, with respect to a License Party Audit, any and all reports, findings and other written information related to such License Party Audit.

         "BANKRUPTCY EVENT" shall mean:

         (i)      the Seller shall commence any case, proceeding or other action
                  (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, or the Seller shall make a general assignment for the benefit of its creditors; or

         (ii) there shall be commenced against the Seller any case, proceeding or other action of a nature referred to in clause
                  (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, and (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; or

         (iii) there shall be commenced against the Seller any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within forty-five (45) days from the entry thereof; or

         (iv) the Seller shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above of this definition of "Bankruptcy Event";

         (v) the Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or



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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         (vi)     Seller shall be Insolvent.


         "BILL OF SALE" shall mean each Bill of Sale pursuant to which the Seller shall assign to the Purchaser all of its rights and interests in and to Assigned Interests purchased hereunder, which Bill of Sale shall be substantially in the form of EXHIBIT C.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close.

         "CHANGE OF CONTROL" shall mean:

         (i) any Person (other than the Seller, any trustee or other fiduciary holding securities under an employee benefit plan of the Seller or any Affiliate thereof or any controlling stockholder of Seller on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Seller representing more than 50% of the combined voting power of Seller's then outstanding securities eligible to vote generally in the election of directors; or

         (ii) Seller's stockholders approve a merger or consolidation of Seller with any other Person, other than a merger or consolidation which would result in Seller's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of Seller's voting securities or such surviving entity's voting securities outstanding immediately after such merger or consolidation; PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of Seller (or similar transaction) in which no Person acquires more than 50% of the combined voting power of Seller's then outstanding securities shall in no way constitute a Purchase Option Event; or

         (iii) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of Seller (together with any new director (other than a director designated by a Person who has entered into an agreement with Seller to effect a transaction described in clause (i) or (ii) of this definition of "Change of Control") whose election by such Board of Directors or nomination for election by Seller's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                  to constitute at least a majority of the Board of Directors of
                  Seller then in office.

         "CLOSING" shall have the meaning set forth in Section 6.01.

         "CLOSING DATE" shall mean April 26, 2001.

         "CLOSING PURCHASE PRICE PAYMENT" shall have the meaning set forth on
SCHEDULE 2.03.

         "COLLATERAL" shall have the meaning set forth in the Security
Agreement.

         "CONFIDENTIAL INFORMATION" shall mean, as it relates to Seller and the Products, the Adcon Technology, know-how, trade secrets, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material. Notwithstanding the foregoing definition, Confidential Information shall not include information already in the public domain at the time such information is disclosed.

         "CREDITS" shall mean any credits, discounts, rebates or other rights of Distribution Parties to reduce payments owed to Seller in respect of sales of the Products, which credits, discounts, rebates or other such rights relate solely to the January 2001 recall by Seller of certain Products.

         "DAILY AMOUNT" shall have the meaning set forth in Section 2.02(a)(i).

         "DEPOSIT ACCOUNTS" shall mean, collectively, the Lockbox Account, the Joint Concentration Account, the Seller Concentration Account and the Purchaser Concentration Account, each established and maintained pursuant to the Lockbox Agreement.

         "DISCREPANCY NOTICE" shall have the meaning set forth in Section
2.02(d).

         "DISTRIBUTION AGREEMENT" shall mean any existing or future agreement pursuant to which Seller or any affiliate or agent of Seller agrees to market or sell the Products, whether to end-users, for redistribution by the purchaser thereof, or otherwise, or to license distribution of the Products or the use of the Adcon Technology.

         "DISTRIBUTION PARTY" shall mean any person that enters into a Distribution Agreement with Seller or any affiliate of Seller.

         "DISTRIBUTOR" shall mean any person that acquires Products from the Seller or any affiliate of the Seller for distribution.

         "DOLLARS" or "US$" shall mean the freely transferable lawful money of the United States.


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         "EMCM" shall mean European Medical Contract Manufacturing, B.V.

         "EUROPEAN RELAUNCH" [***].

         "EXISTING DISTRIBUTION AGREEMENT" shall mean each Distribution Agreement in existence on the date hereof or as of any date as of which a representation or warranty herein is deemed made or remade, as applicable.

         "EXCLUDED LIABILITIES AND OBLIGATIONS" shall have the meaning set forth in Section 2.04.

         "FDA" shall mean the United States Food and Drug Administration.

         "FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheet of Gliatech and its subsidiaries at December 31, 1999 and December 31, 2000 and the related consolidated statements of operations and cash flows and the consolidated statements of changes in stockholders' equity of the Seller and its subsidiaries for the years ended December 31, 1999 and December 31, 2000, and the accompanying footnotes thereto, copies of which are attached hereto as EXHIBIT B.

         "FUNDING TERMINATION EVENT" shall mean:

                  (i) the Adcon-L(R) U.S. Relaunch shall not have occurred on or prior to the Adcon-L(R) U.S. Relaunch Target Date;

                  (ii)     a Bankruptcy Event shall have occurred or

                  (iii) if (A) any representation, warranty or certification made by the Seller in any of the Transaction Documents or in any certificate at any time given by the Seller in writing pursuant hereto or thereto or in connection herewith or therewith shall be inaccurate on the date as of which it was made or deemed made, and such inaccuracy would, individually or in the aggregate with other inaccuracies on the part of Seller, reasonably be expected to have a Material Adverse Effect or (B) there has occurred a breach of or default under any term, covenant, or agreement under any Transaction Document by the Seller, which would, individually or in the aggregate with other breaches on the part of Seller, reasonably be expected to have a Material Adverse Effect, and such false representation, warranty or certification or breach or default, as the case may be, if capable of cure, has not been cured within thirty (30) days following receipt by the Seller from the Purchaser of notice of such false representation, warranty or certification or breach or default, as the case may be and requesting that the same be cured.

         "FUTURE AGREEMENT" shall mean any distribution, licensing or similar agreement entered into by Seller with any other Person after the date hereof relating to the marketing and/or sale of any of the Products, as the same may be amended, supplemented or otherwise modified from


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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time to time, including any amendments, supplements or modifications to any
Existing Distribution Agreements that relate to the Products.

         "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

         "GCPA" shall mean Good Clinical Practice Associates.

         "GOVERNMENT AUTHORITY" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office, the FDA and the U.S. National Institute of Health.

         "GUARANTEED MINIMUM ROYALTIES" shall mean (i) with respect to the fiscal years 2003 and 2004, $1.6 million, [***].

         "INDEPENDENT CONSULTANT" [***].

         "INITIAL APPLICABLE PERCENTAGE" shall mean the Applicable Percentage in effect immediately following the Closing.

         "INITIAL ASSIGNED INTEREST" shall mean the right to receive amounts payable to Seller equal to the Initial Applicable Percentage of the Net Sales.

         "INSOLVENT" shall mean, with respect to Seller, a financial condition such that the sum of Seller's debts (excluding the obligation of the Seller to make payments in respect of the Assigned Interests pursuant to this Agreement, including pursuant to Section 5.07) is greater than the fair market value of Seller's property.

         "INTELLECTUAL PROPERTY" shall mean, relating solely to the Adcon Technology and the Products, all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications and invention disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, all registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith, and copyrights and all applications and registrations for any of the foregoing, and all Confidential Information.

         "JOINT CONCENTRATION ACCOUNT" shall mean a segregated account established for the benefit of Seller and Purchaser and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. The Joint Concentration Account shall be the account into which the funds held in the Lockbox Account are swept by the Lockbox Bank.

         "KNOWLEDGE" shall mean, with respect to Seller, that an officer or representative of such Person shall have actual knowledge of a particular matter. Notwithstanding the foregoing, an officer or representative of Seller or any affiliate of Seller charged with responsibility for the aspect of the business relevant or related to the matter at issue shall be deemed to have


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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knowledge of a particular matter if, in the prudent exercise of his or her duties and responsibilities, such officer or representative should have known of such matter.

         "LETTER OF INTENT" shall mean the letter dated March 14, 2001, as further amended on March 23, 2001, April 20, 2001 and April 23, 2001, between Paul Capital Partners and the Seller, as the same may be amended to the date hereof.

         "LICENSE AGREEMENT" shall mean any existing or future distribution, co-promotion, manufacturing, marketing or partnering agreements entered into by Seller relating to the Products and/or the Adcon Technology pursuant to which Seller or any affiliate of Seller grants a license in the Adcon Technology.

         "LICENSEES" shall mean, collectively, the licensees under the License Agreements; each a "LICENSEE".

         "LICENSE PARTY AUDIT" shall have the meaning set forth in Section 5.12(c).

         "LIENS" shall mean all liens, encumbrances, security interests, mortgages or charges of any kind.

         "LOCKBOX ACCOUNT" shall mean, collectively any lockbox and segregated lockbox account established and maintained at the Lockbox Bank pursuant to a Lockbox Agreement and this Agreement. The Lockbox Account shall be the account into which all payments made in respect of the sale of the Products are to be remitted.

         "LOCKBOX AGREEMENT" shall mean any agreement entered into by a Lockbox Bank, the Seller and the Purchaser, in form and substance reasonably satisfactory to the parties thereto, pursuant to which, among other things, the Lockbox Account, the Joint Concentration Account, the Purchaser Concentration Account and the Seller Concentration Account shall be established and maintained.

         "LOCKBOX BANK" shall mean any bank or financial institution approved by the Purchaser and the Seller and is a party to any Lockbox Agreement.

         "LOSSES" shall mean collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding).

         "MATERIAL ADVERSE CHANGE" shall mean, with respect to Seller, a material adverse change in the business, operations, assets or financial condition of the Seller, taken as a whole, or any other change in the business, operations, assets or financial condition of Seller, taken as a whole, after the date hereof a reasonably foreseeable consequence of which would be a Material Adverse Effect; provided, however, that the items listed on SCHEDULE B shall not constitute a Material Adverse Change.



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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         "MATERIAL ADVERSE EFFECT" shall mean (i) a Material Adverse Change,
(ii) a materially adverse effect on the validity or enforceability of any of the Transaction Documents, (iii) a material adverse effect on the ability of the Seller to perform any of its obligations under any of the Transaction Documents,
(iv) a material adverse effect on the rights or remedies of Purchaser under the Agreement or any of the other Transaction Documents, or (v) a material adverse effect on the Assigned Interests taken as a whole, including, without limitation, any material adverse effect on the Products or the ability of the Seller to market and/or sell the Products.

         "MATERIAL CONTRACTS" shall mean any contract, agreement or other arrangement to which the Seller is a party or any of the Seller's assets or properties are bound or committed (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "NET SALES" shall mean, for any period of determination, the aggregate sales revenues of the Products during such period, in finished packaged form as invoiced by Seller or Licensees to end-users of the Products (or, solely with respect to sales of the Products to purchasers outside of the U.S. effected by Distributors, the aggregate sales revenues of the Products in finished packaged form as invoiced by Seller to such Distributors) less only (i) customary cash, trade discounts and rebates actually granted or paid, (ii) allowances and adjustments actually credited to customers for Products that are spoiled, damaged, outdated, obsolete, returned or otherwise recalled, (iii) charges included as part of the aggregate sales for freight, postage, shipping and insurance charges, to the extent invoiced, (iv) taxes, duties or other governmental charges when included in the invoice, and (v) with respect to Reformulated Products that contain or otherwise combine Products with one o more other components, an amount equal to the aggregate sales of such Products during such period, as invoiced to customers or Distributors, as the case may be, multiplied by the Revenue Adjustment Factor; PROVIDED, HOWEVER, that solely with respect to License Agreements, Net Sales shall mean, for any period of determination, the aggregate sales revenues of Products during the applicable period in finished packaged form as invoiced by the Licensees less than the amounts set forth in clauses (i) - (v) hereof.

         "NOTICE OF ELECTION" shall have the meaning set forth in Section
5.05(b).

         "OBLIGATIONS" shall mean any and all obligations of the Seller under this Agreement and the other Transaction Documents.

         "OFFERED INTERESTS" shall have the meaning set forth in Section
5.05(a).

         "OTHER INTERESTS" shall have the meaning set forth in Section 5.05(a).

         "OWNED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.12(d).

         "PATENT OFFICE" shall mean the respective patent office (foreign or domestic) for any Patent.

         "PATENTS" shall mean, relating solely to the Products and/or the Adcon Technology and not any other products of the Seller or its Affiliates, all patents, patent applications and patent


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof relating to the Products and/or the Adcon Technology, composition of matter, formulation, or methods of manufacture or use thereof, including, without limitation, those identified in
SCHEDULE 3.12(a).

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

         "PHARMACEUTICAL PROGRAMS" means the various clinical and preclinical pharmaceutical programs of the Seller that do not relate to the Products, including, without limitation, the Cognition Modulation GT-2331 program, the program relating to development of the Monoclonal Antibodies and the product development program for schizophrenia and dementia.

         "PMA" shall have the meaning set forth in Section 3.13.

         "PRODUCTS" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service that includes the Adcon(R) Technology or Reformulated Products, as disclosed and claimed in the Patents.

         "PROJECTED NET SALES" [***].

         "PROPOSED TRANSFER" shall have the meaning set forth in Section
5.05(a).

         "PURCHASE OPTION EXERCISE PERIOD" shall have the meaning set forth in
Section 5.07(a).

         "PURCHASE OPTION EVENT" shall mean any one of the following events:

                  (i)      any Change of Control;

                  (ii)     [***]

                  (iii)    [***]

                  (iv)     [***]


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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                  (v)      [***]

                  (vi)     [***]

                  (vii) Steve Basta shall not be President of Gliatech or shall have substantially ceased functioning in such capacity at any time prior to April 30, 2003, provided, however, that in the event of Steve Basta's death or permanent disability or if Steve Basta is terminated for cause from his position as President by the Board of Directors of Gliatech, then the fact that Steve Basta shall no longer be acting as President of Gliatech shall not result in a Purchase Option Event if the Seller timely replaces Steve Basta with a Person reasonably acceptable to the Purchaser.

Notwithstanding clause (iii) of this definition of "Purchase Option Event" to the contrary, in the event of a Transfer of any part of the Other Interests in accordance with Section 5.05, then such Transfer under such clause (iii) above shall not constitute a Purchase Option Event.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.03(a).

         "PURCHASER" shall have the meaning set forth in the first paragraph hereof.

         "PURCHASER CONCENTRATION ACCOUNT" shall mean a segregated account established for the benefit of the Purchaser and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. The Purchaser Concentration Account shall be the account into which the funds held in the Joint Concentration Account which are payable to Purchaser pursuant to this Agreement are swept by the Lockbox Bank in accordance with the terms of this Agreement and the Lockbox Agreement.

         "PURCHASER INDEMNIFIED PARTY" shall have the meaning set forth in
Section 8.06(a).

         "PURCHASER OPTION REPURCHASE" shall have the meaning set forth in
Section 5.07(a).

         "PURCHASER'S ACCOUNT" shall mean an account maintained by the Purchaser at any financial institution and designated in writing by the Purchaser to the Seller, as the Purchaser may so designate from time to time.

         "PURCHASER'S CONSULTANTS" shall mean, collectively, the Purchaser's employees, officers, directors, agents or other authorized representatives.




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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         "QUARTERLY REPORT" shall mean, with respect to the relevant fiscal quarter of Seller, (i) a report showing all payments made by the Seller to the Purchaser under this Agreement during such quarter and showing in detail the basis for the calculation of such payments and (ii) a reconciliation of such report referred to in clause (i) above to all information and data deliverable to Seller by the parties to any Distribution Agreements, Future Agreements and/or License Agreements, together with relevant supporting documentation.

         "REFORMULATED PRODUCT" shall mean a (i) subsequent version of a Product that represents an improvement, enhancement, refinement or modification of an existing Product and (ii) a Product that incorporates, contains or combines a Product with any other component or components that is intended to have the effect of inhibiting the formation of scarring and adhesions, as disclosed and claimed in the Patents.

         "REGISTERED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.12(a).

         "REGULATORY AGENCY" shall mean a regulatory agency with responsibility for the approval of the marketing and sale of drugs in any country.

         "REMAINING TRANCHE I PAYMENT" shall have the meaning set forth in
Section 2.03(a).

         "REPURCHASE PERIOD" shall have the meaning set forth in Section
5.07(a).

         "REPURCHASE PRICE" shall have the meaning set forth in Section 5.07(a).

         "REVENUE ADJUSTMENT FACTOR" shall mean, with respect to any Reformulated Product, a fraction the numerator of which is the invoice price of the related Product, if sold separately, and the denominator of which is the sum of (x) the invoice price of the related Product, if sold separately, and (y) the total invoice price of any other components of such Reformulated Product, if sold separately. If the Product or other components of the Reformulated Product are not sold separately then the parties hereto will discuss and mutually agree on the appropriate values of the active and other components of the Reformulated Product.

         "REVENUE INTEREST PERIOD" shall mean the period from and including March 30, 2001 through and including December 31, 2012, unless earlier terminated in accordance with the terms of this Agreement.

         "REVENUE INTERESTS" shall mean, with respect to any Distribution Agreements other than License Agreements, all of the Seller's rights to receive payments in respect of sales of the Products, whether to end-users or Distributors (whether such Sales are made directly or through Licensees) and with respect to License Agreements, all of Seller's rights under such License Agreements, including, without limitation, rights to receive payments in respect of sale of the Products.

         "SECURITY AGREEMENT" shall mean the Security Agreement dated as of the date hereof by and between the Seller and the Purchaser providing for, among other things, the grant by the


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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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Seller in favor of the Purchaser a valid, continuing, perfected lien on and security interest in, the Assigned Interests and the other Collateral described therein.

         "SELLER" shall have the meaning set forth in the first paragraph hereof.

         "SELLER CONCENTRATION ACCOUNT" shall mean a segregated account established and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement. The Seller Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to Purchaser pursuant to this Agreement are swept in accordance with the terms of this Agreement.

         "SELLER INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.05(b).

         "SELLER OPTION REPURCHASE" shall have the meaning set forth in Section 5.07(b).

         "SELLER OPTION REPURCHASE PRICE" shall have the meaning set forth in
Section 5.07(b).

         "SELLER'S ACCOUNT" shall have the meaning set forth in Section 2.03(b).

         "SUBSEQUENT PURCHASE PRICE" shall have the meaning set forth in Section 2.03(b).

         "TERM" shall mean the term of this Agreement, which shall commence on the date hereof and terminate on the earlier of (i) December 31, 2012 and (ii) the consummation of a Repurchase Event.

         "TRANCHE II PAYMENT" shall have the meaning set forth Section 2.03(a).

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Warrant, the Bill of Sale, the Security Agreement, and any Lockbox Agreement. For purposes of the representations and warranties contained in Article III, the term Transaction Documents shall not include the Lockbox Agreement and any Assignment Document that is not dated the date hereof and executed by a Seller and the Purchaser and delivered on the Closing Date.

         "TRANSFER" or "TRANSFERRED" shall mean any sale, conveyance, assignment, disposition or transfer.

         "TRANSFER NOTICE" shall have the meaning set forth in Section 5.05(a).

         "TRUE-UP AMOUNT" shall have the meaning set forth in Section
2.02(a)(ii).

         "TRUE-UP DATE" for any fiscal quarter shall mean the 20th day following the end of each such quarter of Seller, unless such date is not a Business Day in which case the applicable date will be the immediately succeeding Business Day.

         "UNITED STATES" shall mean the United States of America.


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         "UCC" shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "WARRANT" shall mean the Warrant to be issued by the Seller in favor of the Purchaser in substantially the form attached hereto as Exhibit G.

         "WEIGHTED AVERAGE APPLICABLE PERCENTAGE" shall mean, with respect to any fiscal year, the average Applicable Percentage for such fiscal year weighted on the basis of the amount of Net Sales during such fiscal year against which such Applicable Percentage was applied in calculating amounts payable pursuant to Section 2.02(a).

                                   ARTICLE II
                     PURCHASE AND SALE OF ASSIGNED INTERESTS

         SECTION 2.01. PURCHASE AND SALE.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to the Purchaser, and the Purchaser agrees to purchase from the Seller, at the Closing free and clear of all Liens (except those Liens created in favor of the Purchaser pursuant to the Security Agreement and any other Transaction Document), all of Seller's rights and interests in and to the Initial Assigned Interest.

         (b) Purchaser hereby agrees to purchase, at the option of the Seller exercisable at the times and in the manner set forth in subsection (c) hereof and subject to the conditions set forth in Section 6.04(b), an additional Assigned Interest in the amount designated by the Seller pursuant to subsection
(c) hereof (any such Assigned Interest so acquired, a "SUBSEQUENT ASSIGNED INTEREST"). Purchaser's ownership interest in the Subsequent Assigned Interest so acquired shall vest immediately upon Seller's receipt of the payment for such Subsequent Assigned Interest pursuant to Section 2.03(b) and simultaneously therewith the Applicable Percentage shall be adjusted to reflect the acquisition by Purchaser of such Subsequent Assigned Interest.

         (c) Commencing on the date of the Adcon-L(R) U.S. Relaunch (provided such relaunch shall have occurred on or prior to the Adcon-L(R) U.S. Relaunch Target Date), Seller shall have the option, subject to satisfaction of the conditions precedent set forth in Section 6.04(b), to require Purchaser to purchase additional Assigned Interests equal to (i) [***]. Such option shall expire on the date that is 12 months following commencement of such option. Seller may exercise the option granted pursuant to this subsection (c) once, and upon such exercise, Seller's option, and any further obligation of Purchaser to acquire Assigned Interests, shall terminate. Seller may at its option require that the Subsequent Purchase Price payable in respect of any purchase of an Assigned Interest pursuant to clause (ii) and clause (iii) hereof be paid in multiple installments of not less than $5 million per installment, which payments shall be made on such dates as the Seller shall designate at the time it exercises t option; PROVIDED, HOWEVER,


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that the last such payment must occur on or prior to the date that is 12 months following exercise of the option.

         SECTION 2.02. PAYMENTS IN RESPECT OF THE ASSIGNED INTEREST.

         (a) Purchaser shall be entitled to receive an amount equal to the Applicable Percentage of Net Sales made during the Revenue Interest Period, payable as follows:

                  (i) the Applicable Percentage of (A) proceeds from the sale of the Products which are received from time to time in the Lockbox Account, and
(B) the amount of any Credits utilized by Distribution Parties in reduction of amounts paid or payable to Seller, in each case, which shall be swept from the Joint Concentration Account into the Purchaser Concentration Account on a daily basis (the "DAILY AMOUNT") pursuant to Section 5.10; and

                  (ii) in the event that the aggregate of the Daily Amounts received by Purchaser during any fiscal quarter is less than the Weighted Average Applicable Percentage of Net Sales (and with respect to the fourth fiscal quarter, after giving effect to any uncollected accounts written off during the applicable fiscal year up to a maximum of $100,000 through the fiscal year 2004 and $250,000 thereafter) for such quarter, then on the True-Up Date, Seller shall pay to the Purchaser an amount equal to such difference (the "TRUE-UP AMOUNT"). Seller shall, within five (5) Business Days of receipt of any amounts in respect of any accounts previously written-off, remit to Purchaser the Applicable Percentage (such Applicable Percentage to be based upon the Applicable Percentage at the time that such accounts were written-off) of any such recoveries up to the amount by which prior payments to Purchaser were reduced pursuant to the preceding sentence.

         (b) (i) If, for any fiscal year during the Revenue Interest Period, the sum of the aggregate Daily Amounts and aggregate True-Up Amounts paid to Purchaser pursuant to Section 2.02(a) for such fiscal year is less than the Guaranteed Minimum Royalty for such fiscal year, then Seller shall pay to Purchaser, within thirty (30) days of the end of such year an amount equal to such difference.

                  (ii)  [***].

                  (iii) [***].

                  (iv) If, in any year during the Revenue Interest Period, the sum of the aggregate Daily Amounts and aggregate True-Up Amounts paid to Purchaser exceeds the Weighted Average Applicable Percentage of Net Sales, and such Weighted Average Applicable Percentage of Net Sales exceeds the Guaranteed Minimum Royalty for such year, then within twenty (20) days of Seller's notice, together with supporting documentation, to Purchaser with respect thereto, Purchaser shall pay Seller an amount equal to the difference of (A) the sum of the aggregate Daily Amounts and aggregate True-Up Amounts minus (B) the greater of (x) the Weighted Average Applicable Percentage of Net Sales for such year, and (y) the Guaranteed Minimum Royalty for such year.


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         (c) Any payments, other than from funds paid to Purchaser from the
Purchaser Concentration Account pursuant to Section 2.02(a)(i) above, to be made by Seller to Purchaser hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds to Purchaser's Account.

         (d) Within thirty (30) Business Days following delivery to Purchaser of the Quarterly Report for the fourth fiscal quarter of each fiscal year during the Revenue Interest Period, to the extent that either Purchaser or Seller has determined that there is a discrepancy as to the amounts paid to Purchaser hereunder for such fiscal year, then such Person who has made such determination may notify the other in writing of such discrepancy indicating in reasonable detail its reasons for such determination (the "DISCREPANCY NOTICE"). In the event that Purchaser or Seller delivers to the other party a Discrepancy Notice, Purchaser and Seller shall meet within ten (10) Business Days (or such other time as mutually agreed by the parties) after the receiving party has received a Discrepancy Notice to resolve in good faith such discrepancy. If the discrepancy has been resolved and, as a result thereof, it is determined that a payment is owing by Purchaser to Seller or by Seller to Purchaser, then the party owing such payment shall promptly pay such payment to the other party. If, within forty-five (45) days after receipt of the Discrepancy Notice, Seller and Purchaser cannot resolve any such discrepancies, then the Purchaser and Seller shall promptly instruct their respective firms of independent certified public accountants to select, within five (5) Business Days thereafter, a third nationally recognized accounting firm (the "INDEPENDENT ACCOUNTANTS"). After offering Seller and its representatives and Purchaser and its representatives the opportunity to present their positions as to the disputed items, which opportunity shall not extend for more than ten (10) calendar days after the Independent Accountants have been selected, the Independent Accountants shall review the disputed matters and the materials submitted by Seller and Purchaser and, as promptly as practicable, deliver to Seller and Purchaser a statement in writing setting forth its determination of the proper treatment of the discrepancies as to which there was disagreement, and that determination will be final and binding upon the parties hereto without any further right of appeal. All charges of that accounting firm incurred in making that determination will be borne one-half by Purchaser and one-half by Seller.

         SECTION 2.03. PURCHASE PRICE.

         (a) In full consideration for the Initial Assigned Interest, and subject to the terms and conditions set forth herein, the Purchaser shall pay to the Seller (i) $5.0 million at the Closing (the "CLOSING PURCHASE PRICE PAYMENT"); (ii) $2.5 million (the "REMAINING TRANCHE I PAYMENT") within three
(3) Business Days following the satisfaction of all of the conditions set forth in Section 6.04(a); and (iii) if the Adcon-L(R) U.S. Relaunch has occurred on or prior to the Adcon-L(R) U.S. Relaunch Target Date and at such time the Seller is in compliance with Section 6.04(b) and provides Purchaser with written certification that the Adcon-L(R) U.S. Relaunch has occurred, $7.5 million (the "TRANCHE II PAYMENT") on the later of (i) twenty (20) Business Days after Purchaser's receipt of Seller's written notice of intent to commence the Adcon-L(R) U.S. Relaunch and (ii) the date of commencement of the Adcon-L(R) U.S. Relaunch (the Closing Purchase Price Payment, the Remaining Tranche I Payment (if and when fu and the Tranche II Payment (if and when funded) are herein referred to together as the "PURCHASE PRICE").

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The Purchase Price (or any portion thereof) shall be paid by wire transfer of immediately available funds to the account designated by the Seller (the "SELLER'S ACCOUNT").

         (b) Purchaser hereby agrees to pay, in full consideration for any Subsequent Assigned Interest acquired pursuant to Section 2.01(b) and Section 2.01(c) and subject to the terms and conditions set forth herein, (i) [***] (any such purchase price, the "SUBSEQUENT PURCHASE PRICE"). The Subsequent Purchase Price shall be paid by wire transfer of immediately available funds to the Seller's Account within fifteen (15) Business Days after receipt of written notice of Seller's exercise of such option.

         SECTION 2.04. NO ASSUMED OBLIGATIONS.

         Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is acquiring only the Assigned Interests and is not assuming any liability or obligation of Seller of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Existing Distribution Agreement, Future Agreement, License Agreement or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Seller (the "EXCLUDED LIABILITIES AND OBLIGATIONS").

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller represents and warrants to the Purchaser the following:

         SECTION 3.01. ORGANIZATION.

         Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 3.02. CORPORATE AUTHORIZATION.

         Except as set forth on SCHEDULE 3.02, Seller has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Seller (to the extent a party thereto) and each of this Agreement and each other Transaction Document to which Seller is a party constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equitable principles.


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         SECTION 3.03. GOVERNMENTAL AUTHORIZATION.

         The execution and delivery by Seller of this Agreement and the other Transaction Documents to which each is a party, and, except as set forth on
SCHEDULE 3.03, the performance by Seller of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority.

         SECTION 3.04. OWNERSHIP.

         Seller immediately prior to the assignment of the Assigned Interests owns, and is the sole holder of, all the Revenue Interests; and except as set forth SCHEDULE 3.04, Seller owns, and is the sole holder of, and/or has and holds a valid, enforceable and subsisting license to, all of those other assets that are required to produce or receive any payments from any Distribution Party or payor under and pursuant to, and subject to the terms of, each of the Existing Distribution Agreements, in each case free and clear of any and all Liens, except those Liens created in favor of the Purchaser pursuant to the Security Agreement and any other Transaction Document and other than as set forth on SCHEDULE 3.04. Seller has not transferred, sold, or otherwise disposed of, and has not agreed to transfer, sell, or otherwise dispose of any portion of the Revenue Interests other than as contemplated by this Agreement or the applicable Existing Distribution Agreement. No Person other than the Seller has any right to receive the payments payable under any Existing Distribution Agreement other than (x) in respect of the Assigned Interests, the Purchaser from and after the Closing Date and (y) as set forth on SCHEDULE 3.04. Seller has the full right to sell, transfer, convey and assign to the Purchaser all of Seller's rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to the Purchaser pursuant to this Agreement without any requirement to obtain the consent of any Person. By the delivery to the Purchaser of the executed Assignment Documents, Seller shall transfer, convey and assign to the Purchaser all of Seller's rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to the Purchaser pursuant to this Agreement, free and clear of any Liens, except those Liens created in favor of the Purchaser pursuant to the Security Agreement and any other Transaction Document. On the Closing Date, upon payment of the Closing Purchase Price Payment by the Purchaser to the Seller, and upon the delivery of the Assignment Documents to the Purchaser by the Seller, the Purchaser shall have acquired good and valid rights and interests of Seller in and to Assigned Interests being sold, transferred, conveyed and assigned to the Purchaser pursuant to this Agreement, free and clear of any and all Liens, except those Liens created in favor of the Purchaser pursuant to the Security Agreement and any other Transaction Document and other than as set forth on SCHEDULE 3.04.

         SECTION 3.05. FINANCIAL STATEMENTS.

         The Financial Statements are complete and accurate in all material respects, were prepared in conformity with GAAP and present fairly in all material respects the financial position and the financial results of the Seller and its subsidiaries as of the dates and for the periods covered thereby. There has been no Material Adverse Change since December 31, 2000.


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         SECTION 3.06. NO UNDISCLOSED LIABILITIES.

         Except for those liabilities (i) identified in the Financial Statements, (ii) set forth on SCHEDULE 3.06 and (iii) incurred by Seller in the ordinary course of business since December 31, 2000, there are no material liabilities of the Seller and any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no condition, situation or set of circumstances which could reasonably be expected to result in such a material liability.

         SECTION 3.07. SOLVENCY.

         Seller is not insolvent as defined in any federal statute or any statute of the State of Ohio and the fair market value of the Seller's assets is greater than the sum of its debts. Assuming consummation of the transactions contemplated by this Agreement, (i) the present fair saleable value of the Seller's assets is greater than the amount required to pay its debts as they become due, (ii) the Seller does not have unreasonably small capital with which to engage in its business, and (iii) the Seller has not incurred, and does not have present plans to, does not intend to, incur, debts or liabilities beyond its ability to pay such debts or liabilities as they become absolute and matured.

         SECTION 3.08. LITIGATION.

         Except as set forth on SCHEDULE 3.08, there is no (i) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of Seller, threatened against the Seller, or (ii) any governmental inquiry pending or, to the Knowledge of Seller, threatened against the Seller, in each case with respect to clauses (i) and (ii) above, which, would question the validity of, or could adversely affect or prevent the consummation of, the transactions contemplated by this Agreement or could reasonably be expected to have a Material Adverse Effect. Other than as set forth on SCHEDULE 3.08, there is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of Seller, threatened against any other Person relating to the Products, any of the Existing Distribution Agreements, the Intellectual Property, the Revenue Interests or the Assigned Interests.

         SECTION 3.09. COMPLIANCE WITH LAWS.

         Except as set forth on SCHEDULE 3.09, Seller (i) is not in violation of, and to the Knowledge of Seller, under investigation with respect to, and,
(ii) to the Knowledge of Seller, has not been threatened to be charged with or been given notice of any violation of, with respect to clauses (i) and (ii) above, any law, rule, ordinance or regulation, judgment, order or decree entered by any Government Authority applicable to the Seller, the Assigned Interests, the Revenue Interests or any of the Existing Distribution Agreements which could reasonably be expected to have a Material Adverse Effect and which, after the Closing, could reasonably be expected to have a Material Adverse Effect.


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         SECTION 3.10. CONFLICTS.

         (a) Neither the execution and delivery of this Agreement or the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which the Seller or any of its assets or properties may be subject or bound; or (B) any material contract, agreement, commitment or instrument to which the Seller is a party or by which the Seller or any of its assets or properties is bound or committed;
(ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of the Seller; (iii) except for the filing of the UCC-1 financing statements required hereunder, require any notification to, filing with, or consent of, any Person (including, without limitation, any party to the Existing Distribution Agreements or any licensor of the Intellectual Property to Seller) or Government Authority; (iv) constitute a beach of or default under any Existing Distribution Agreement or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or any other Person or to a loss of any benefit relating to the Revenue Interests or Assigned Interests, or (v) result in the creation or imposition of any Lien on (1) the assets or properties of the Seller or (2) the Assigned Interests, Revenue Interests, any of the Existing Distribution Agreements or any other Collateral, other than, with respect to clauses (1) and
(2) above, pursuant to the Security Agreement.d A_Toc509902098

         (b) Seller has not granted, and there does not exist, any Lien on the Revenue Interests, the Assigned Interests, any Existing Distribution Agreement or any other Collateral other than pursuant to the Security Agreement and other than as set forth on SCHEDULE 3.10.

         SECTION 3.11. MATERIAL CONTRACTS.

         Seller is not in breach of or in default under any Material Contract to which it is a party. To the Knowledge of Seller, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract to which Seller is a party, and Seller has not received any notice or threat of termination of any such Material Contract. To the Knowledge of Seller, no other party to a Material Contract to which Seller is a party is in breach of or in default under such Material Contract. All Material Contracts to which Seller is a party are valid and binding and are in full force and effect.

         SECTION 3.12. INTELLECTUAL PROPERTY.

         (a) SCHEDULE 3.12(a) sets forth an accurate and complete list of all
(1) Patents and (2) registrations and applications for registration of trade names, trademarks and copyrights and all material unregistered trademarks and copyrights, if any ("Registered Intellectual Property"), which are necessary for the development, manufacture, commercialization, marketing or other use of the Products by Seller or its licensee(s), except as otherwise disclosed therein and, which


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are owned by, licensed to, licensed by or otherwise used by Seller. For each listed Patent and Registered Intellectual Property, Seller has indicated (i) the owner, (ii) the countries in which such Patent or Registered Intellectual Property is patented or registered or in which an application for patent or registration is pending, (iii) the application number, (iv) the registration or patent number, and (v) the expiration date thereof, as applicable, absent any patent term extensions. The Patents and Registered Intellectual Property listed on SCHEDULE 3.12(a) are valid, enforceable and subsisting.

         (b) SCHEDULE 3.12(b) is an accurate and complete list of all agreements, whether oral or written, express or implied, including, without limitation, licenses, options, franchise, distribution, marketing and manufacturing agreements, sponsorships, agreements not to enforce, consents, settlements, assignments, security interests, liens and other encumbrances or mortgages, and any amendments(s) renewal(s), novation(s) and termination(s) pertaining thereto, pursuant to which the Seller exploits Intellectual Property owned by any third party, and represents all third party-owned Intellectual Property pertaining to the Products.

         (c) Except as disclosed on SCHEDULE 3.12(c) each agreement specified in
SCHEDULE 3.12(b) is legal, valid, binding, enforceable, and in full force and effect. The Seller is not in breach of such agreements and, to the Knowledge of the Seller, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, revision, or amendment of any of the agreements specified in SCHEDULE 3.12(b), including, without limitation, the signing of this Agreement.

         (d) Other than the Intellectual Property rights licensed by Seller pursuant to any written agreement listed on SCHEDULE 3.12(b) and the Intellectual Property rights owned by Seller ("Owned Intellectual Property") no other Intellectual Property is necessary to make, have made, offer to sell, sell, have sold, use, import, make public, reproduce, transmit, extract, distribute, commercialize or market any of the Products, except as disclosed therein.

         (e) Except as disclosed on SCHEDULE 3.12(e), the Seller possesses sole, exclusive, valid, and unencumbered title to the Owned Intellectual Property and is a party to the agreements listed on SCHEDULE 3.12(b), and has not granted any liens, mortgages, encumbrances on or to any of the Owned Intellectual Property or agreements listed on SCHEDULE 3.12(b).

         (f) Except as disclosed on SCHEDULE 3.12(f), the Seller has the full right, power and authority to grant all of the rights and interests granted to the Purchaser in this Agreement and to the Distribution Party granted under any Existing Distribution Agreement.

         (g) Except as disclosed on SCHEDULE 3.12(g), there are no unpaid maintenance or renewal fees currently overdue for any of the Patents or Registered Intellectual Property, nor have any applications or registrations therefor lapsed or been abandoned, cancelled or expired.

         (h) Except as disclosed on SCHEDULE 3.12(h), the Seller (to the extent Seller is an applicant or is otherwise involved in the patent prosecution in respect of any Patent) and, to the Knowledge of the Seller, each inventor of the Patents, has complied in all material respects with


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all applicable Patent Office duties of candor and good faith in dealing with any
Patent Office, including the duty to disclose to any Patent Office all information known to be material to the patentability of each of the Patents.

         (i) Except as disclosed on SCHEDULE 3.12(i), no payments by Seller or any Distribution Party are, or at any time in the future are expected to become due to any other Person in respect of the Products or the Intellectual Property.

         (j) Except as disclosed on SCHEDULE 3.12(j), Seller has not undertaken or omitted to undertake any acts, and, to the Knowledge of Seller, no circumstance or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of (i) any of the Intellectual Property, or, in the case of any Intellectual Property owned or licensed on an exclusive basis by Seller, Seller's entitlement to exclusively exploit such Intellectual Property, and (ii) Seller's right to enjoy payments made in respect of sales of the Products or other revenues from any of the Intellectual Property.

         (k) Except as disclosed on SCHEDULE 3.12(k), there is, and has been, no pending, decided or settled opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, ITC investigation, decree, or any other dispute, disagreement, or claim (collectively referred to hereinafter as "Disputes"), nor to the Knowledge of the Seller has any such Dispute been threatened challenging the legality, validity, enforceability or ownership of any Intellectual Property or which would give rise to a credit against the royalties due to Seller from the applicable Distribution Party for the use of the related Product or licensed Intellectual Property. To the Knowledge of Seller, no circumstances or grounds exist that would give rise to such a Dispute. Except as disclosed on SCHEDULE 3.12(k), there are no Disputes by any third party against Seller, Seller has not received any written notice of any such Dispute, and, to the Knowledge of Seller, there exists no circumstances or grounds upon which any such claim could be asserted, as pertaining to Products. Except as disclosed on SCHEDULE 3.12(k), Seller has not sent any notice of any such Dispute, and to the Knowledge of the Seller there exists no circumstance or grounds upon which Seller could assert any such claim, as pertaining to any Product. Except as disclosed on SCHEDULE 3.12(k), no Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling charge, settlement or other disposition of Dispute, and Seller has fully complied with, paid and otherwise satisfied all such obligations.

         (l) Except as disclosed on SCHEDULE 3.12(l), there is no pending, or to the Knowledge of Seller, any threatened, action, suit, or proceeding, or any investigation or claim by any Governmental Authority to which Seller or, to the Knowledge of the Seller, any Distribution Party is a party (1) that would be the subject of a claim for indemnification, if any, by Seller under the related Distribution Agreement and (2) that the marketing, sale or distribution of any Product worldwide by Seller, or by any Distribution Party pursuant to the related Distribution Agreement, does or will infringe on any patent or other intellectual property rights of any other Person, and there is no basis for any such action, suit, proceeding, investigation or claim of the type described in clause (1) or (2) above. To the Knowledge of the Seller, there are no pending United States, international or foreign patent applications owned by any other Person, which, if

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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issued, would limit or prohibit, in any material respect, the use of the
Products or the licensed Intellectual Property by the applicable Distribution Party.

         (m) The Seller has taken, and will continue to take, all commercially reasonable measures and precautions necessary to protect and maintain (1) the confidentiality of all Intellectual Property (except such Intellectual Property whose value would be unimpaired by public disclosure) related to the Products and (2) the value of all Intellectual Property and assets related to the Products.

         SECTION 3.13. REGULATORY APPROVAL. Seller shall have furnished in a timely manner to the Purchaser accurate and complete copies of all material correspondence, telephone and meeting minutes, notices and forms received from FDA and the Independent Consultant either sent to or received by or on behalf of Seller relating to (i) the original approval of the Premarket Approval ("PMA") application and any subsequently filed supplements to that PMA, by the FDA or any other Regulatory Agency having jurisdiction over the Products, (ii) import alert, approval or withdrawal of the PMA application and/or supplements to it, fraud and data integrity policy (AIP), suspension of review of PMA submissions, and information, inquiries or requests from any U.S. or non-U.S. regulatory authority having jurisdiction over the current and future marketing and sales of the Products, and (iii) any correspondence, reports or telephone/meeting minutes with non-governmental consultants relating to any of the regulatory, marketing and clinical data issues concerning the Products. Except as set forth on
SCHEDULE 3.13(a), there has been no written, oral or other communication received by Seller, or to the Knowledge of Seller, by any licensee of the Products, from the FDA or any other Regulatory Agency in their respective jurisdictions that would indicate that the FDA or any other Regulatory Agency
(i) is not likely to approve Seller's PMA or similar application with respect to any of the Products or (ii) is likely to revise or revoke any current approval granted by the FDA or any other Regulatory Agency with respect to any of the Products; and nothing has occurred and no condition exists that would cause the FDA or any other Regulatory Agency to do any of the foregoing. Set forth on
SCHEDULE 3.13(b) is a summary of the status of all applications submitted or planned to be submitted to the FDA relating to the Products.

         SECTION 3.14. TRANSFER OF IP RIGHTS.

         The Seller is not transferring to the Purchaser any interest in any Patents, other patents or other Intellectual Property of Seller.

         SECTION 3.15. SUBORDINATION.

         Other than as set forth on SCHEDULE 3.15, the claims and rights of the Purchaser created by this Agreement and any other Transaction Document in and to the Assigned Interests, the Revenue Interests and any other Collateral are not subordinated to any creditor of any Seller or any other Person.

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         SECTION 3.16. PLACE OF BUSINESS.

         Seller's principal place of business and chief executive office are set forth on SCHEDULE 3.16.

         SECTION 3.17. BROKER'S FEES.

         Seller has not taken any action which would entitle any Person to any commission or broker's fee in connection with the transactions contemplated by this Agreement.

         SECTION 3.18. OTHER INFORMATION.

         Except as set forth on SCHEDULE 3.18, no written statement, information, report or materials prepared by or on behalf of Seller and furnished to the Purchaser by or on behalf of the Seller in connection with this Agreement or any transaction contemplated hereby or thereby, no written representation, warranty or statement made by the Seller in any Transaction Document, and no schedule or exhibit hereto, in each case with respect to any of the foregoing contains any untrue statement of a material fact.

         SECTION 3.19. DISTRIBUTION AGREEMENTS.

         Except as set forth on SCHEDULE 3.19(a), the Existing Distribution Agreements are in full force and effect and except for such correspondence and written communication as may be identified on SCHEDULE 3.19(b), there has been no correspondence or other written communication sent by or on behalf of Seller to, or received by or on behalf of Seller from, any Distribution Party, the subject matter of which would reasonably be expected to have a Material Adverse Effect.

         (a)      With respect to the Existing Distribution Agreements:

                  (i) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each such Existing Distribution Agreement is in full force and effect and has not been impaired, waived, altered or modified in any respect, whether by way of any sublicense, consent or otherwise and no licensee has granted a sublicense under any Existing Distribution Agreement.

                  (ii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Distribution Party under each such Existing Distribution Agreement has not been released, in whole or in part, from any of its obligations under such Existing Distribution Agreement.

                  (iii) Seller has not received (A) any notice of any Distribution Party's intention to terminate such Existing Distribution Agreement in whole or in part or (B) any notice requesting any amendment, alteration or modification of

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                           such Existing Distribution Agreement or any sublicense or assignment thereunder.

                  (iv) To the Knowledge of Seller, nothing has occurred and no condition exists that would adversely impact the right of Seller to receive any payments payable under the Existing Distribution Agreement. Neither Seller nor, to the Knowledge of Seller, any Distribution Party has taken any action or omitted to take any action, that would adversely impact the right of the Purchaser to receive the Assigned Interests or the Applicable Percentage of the Net Sales.

                  (v) Other than as set forth on SCHEDULE 3.19(b)(v), all payments required to be made under the terms of each Existing Distribution Agreement have been made. To the Knowledge of Seller, no payment required to be made under the terms of any Existing Distribution Agreement has been subject to any claim pursuant to any right of rescission, set-off, counterclaim or defense. The operation of any of the terms of any Existing Distribution Agreement, or the exercise of any rights thereunder, will not render such Existing Distribution Agreement unenforceable, in whole or in part.

                  (vi) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such Existing Distribution Agreement has not been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part. Such Distribution Agreement is the entire agreement between the Seller party thereto and the Distribution Party thereto relating to the subject matter thereof and constitutes the only document, agreement or instrument that relates to the sales of the related Products.

                  (vii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such Existing Distribution Agreement is the legal, valid and binding obligation of the Seller and the Distribution Party thereto, enforceable against Seller and such Distribution Party in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles. The execution, delivery and performance of such Existing Distribution Agreement was and is within the corporate powers of the Seller and, to the Knowledge of Seller, the Distribution Party thereto. Such Existing Distribution Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Seller and, to the Knowledge of Seller, the Distribution Party thereto. There is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                           performance of such Existing Distribution Agreement by the Seller or, to the Knowledge of Seller, the Distribution Party thereto.

                  (viii) Except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the representations and warranties made in each Existing Distribution Agreement by the Seller were as of the date made true and correct in all material respects.

         SECTION 3.20. INSURANCE

         There is in full force and effect insurance policies maintained by Seller with an insurance company rated not less than [***], with coverages and in amounts customary for companies of comparable size and condition similarly situated in the same industry as the Seller, including without limitation product liability insurance, directors and officers insurance and insurance against litigation liability, subject only to such exclusions and deductible items as are usual and customary in insurance policies of such type. A copy of Seller's insurance policy or insurance policies covering litigation liabilities is attached hereto as SCHEDULE 3.20.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller the following:

         SECTION 4.01. ORGANIZATION.

         The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all partnership powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. AUTHORIZATION.

         The Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes its valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

         SECTION 4.03. BROKER'S FEES.

         The Purchaser has not taken any action which would entitle any Person to any commission or broker's fee in connection with the transactions contemplated by this Agreement.

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         SECTION 4.04. CONFLICTS.

         Neither the execution and delivery of this Agreement or the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which the Purchaser or any of its assets or properties may be subject or bound; or (B) any material contract, agreement, commitment or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of organizational or constitutional documents of the Purchaser; or (iii) require any notification to, filing with, or consent of, any Person or Government Authority.

         SECTION 4.05. CONSENTS.

         The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the performance by the Purchaser of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority or Person.

         SECTION 4.06. FINANCIAL CAPACITY.

         The Purchaser has sufficient funds available to pay to the Seller the Closing Purchase Price Payment and the Purchaser shall have sufficient funds available to pay to the Seller the Remaining Tranche I Payment, the Tranche II Payment and any Subsequent Purchase Prices when and if such payments become due and payable in accordance with the terms of this Agreement.

         SECTION 4.07. EXPERIENCE; ACCREDITED INVESTOR STATUS.

         The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933 and was not organized for the specific purpose of acquiring the Assigned Interests or the Warrant. Purchaser has sufficient knowledge and experience in investing in companies similar to Seller in terms of Seller's stage of development so as to be able to evaluate the risks and merits of Purchaser's investment in Seller and Purchaser is able financially to bear the risks thereof. Purchaser has had an opportunity to discuss Seller's business, management and financial affairs with Seller's management. The Assigned Interests and the Warrant are being acquired for Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Purchaser understands that the Assigned Interests and the Warrant have not been registered under the Securities Act of 1933 by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act of 1933.

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                                    ARTICLE V

                                    COVENANTS

         During the Term, each party hereto (as the case may be) agrees that:

         SECTION 5.01. CONSENTS AND WAIVERS.

         Seller shall use commercially reasonable efforts to obtain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement may be consummated and shall not result in any default or breach or termination of any of the Distribution Agreements.

         SECTION 5.02. ACCESS; BOOKS AND RECORDS.

         (a) Promptly after receipt by Seller of notice of any action, claim, investigation, proceeding (commenced or threatened), certificate, offer, proposal, correspondence or other written communication relating to the transactions contemplated by this Agreement, the Revenue Interests or any of the Distribution Agreements or License Agreements, Seller shall inform the Purchaser of the receipt of such notice and the substance of such action, claim, investigation, proceeding, certificate, offer, proposal, correspondence or other written communication and, if in writing shall furnish the Purchaser with a copy of such notice and any related materials with respect to such action, claim, investigation, proceeding, certificate, offer, proposal, correspondence or other written communication.

         (b) Seller shall keep and maintain, or cause to be kept and maintained, at all times accurate and complete books and records. Seller shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to Assigned Interests and all deposits made into the applicable Deposit Accounts.

         (c) The Purchaser and any of the Purchaser's Consultants shall have the right, from time to time, to visit Seller's offices and properties where Seller keeps and maintains its books and records relating or pertaining to the Revenue Interests, the Assigned Interests and the other Collateral for purposes of conducting an audit of such books and records, and to inspect, copy and audit such books and records, during normal business hours, and, upon five (5) Business Days written notice given by the Purchaser to Seller, Seller will provide the Purchaser and any of the Purchaser's Consultants reasonable access to such books and records, and shall permit the Purchaser and any Purchaser's Consultants to discuss the business, operations, properties and financial and other condition of Seller or any of its Affiliates relating or pertaining to the Revenue Interests, the Assigned Interests and the other Collateral with officers of such parties, and with their independent certified public accountants (to the extent such independent certified accountants agree to discuss such matters with the Purchaser). Purchaser's visits to Seller's offices pursuant to this subsection (c) shall occur not more than once per fiscal quarter; PROVIDED, HOWEVER, that Purchaser may so visit more frequently to the extent that there has occurred an

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

event a reasonably foreseeable consequence of which is a Material Adverse Effect and Purchaser's visit or visits to Seller's offices in connection therewith are for purposes related to such event.

         (d) In the event any audit of the books and records of Seller relating to the Revenue Interests, Assigned Interests, and the other Collateral by the Purchaser and/or any of the Purchaser's Consultants reveals that the amounts paid to the Purchaser hereunder for the period of such audit have been understated by more than the greater of $20,000 or 5% of the amounts determined to be due for the period subject to such audit, then the Audit Costs in respect of such audit shall be borne by the Seller; and in all other cases, such Audit Costs shall be borne by the Purchaser.

         SECTION 5.03. MATERIAL CONTRACTS.

         Seller shall comply with, in its commercially reasonably judgment, all material terms and conditions of and fulfill all of its obligations under all the Material Contracts to which it is a party.

         SECTION 5.04. CONFIDENTIALITY; PUBLIC ANNOUNCEMENT.

         (a) All information furnished by the Purchaser to Seller or by Seller to the Purchaser, including the Confidential Information, in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement, shall be kept confidential by the Seller and the Purchaser, and shall be used by the Seller and the Purchaser only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information (i) is already known by the party to whom the information is disclosed or is already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any Government Authority, or (iv) is required to be disclosed under securities laws, rules and regulations applicable to the Seller or the Purchaser, as the case may be, or pursuant to the rules and regulations of the Nasdaq National Market or any other stock exchange or stock market on which securities of either the Seller or the Purchaser may be listed for trading. Notwithstanding the foregoing, the Seller and the Purchaser may disclose such information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives on a need-to-know basis, PROVIDED that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a).

         (b) Except as required by law or the rules and regulations of any securities exchange or trading system or the FDA or any Government Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), neither party shall issue any press release or make any public statement with respect to the transactions contemplated by this Agreement.

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         SECTION 5.05. RIGHT OF FIRST REFUSAL.

         (a) If Seller at any time during the Term proposes to Transfer (each, a "PROPOSED TRANSFER") any of the Revenue Interests (other than the Assigned Interests); (the "OTHER INTERESTS"), then the Seller shall, at least thirty (30) days prior to the closing of such Proposed Transfer, give written notice (the "TRANSFER Notice") to the Purchaser setting forth (i) the Other Interests that are to be Transferred pursuant to such Proposed Transfer (the "OFFERED INTERESTS"), (ii) the anticipated date of the closing of such Proposed Transfer,
(iii) the names and addresses of the proposed transferees, and (iii) the material terms of such Proposed Transfer, including the cash and/or other consideration to be received in respect of such Proposed Transfer. Notwithstanding anything contained herein to the contrary, the Seller shall be permitted, from time to time, to enter into agreements and transactions relating to the Adcon Technology, including, without limitation, License Agreements and Distribution Agreements, none of which shall constitute a Proposed Transfer.

         (b) Upon the receipt of any Transfer Notice, the Purchaser will have the option, but not the obligation, to purchase all, but not less than all, of all the Offered Interests, on the same terms as are specified in the Transfer Notice, PROVIDED, that the Purchaser will have the right to substitute cash in the amount of the fair market value of any non-cash consideration proposed to be received from the proposed transferee(s). Within twenty (20) days after the Purchaser's receipt of the Transfer Notice, the Purchaser will give a written notice (a "NOTICE OF ELECTION") to the Seller stating whether it elects to exercise such option.

         (c) Failure by the Purchaser to give a Notice of Election within such time period specified in subsection (b) of this Section 5.05 will be deemed an election by the Purchaser not to exercise its option to purchase all the Offered Interests. The closing of the purchase and sale of the Offered Interests to the Purchaser will take place as soon as is reasonably practicable on such date and at such time and place, in each case as the Purchaser may reasonably determine but not later than twenty (20) days following the Seller's receipt of the Notice of Election. If the Purchaser does not elect to purchase all of the Offered Interests hereunder, the Seller will thereafter be free for a period of ninety (90) days after expiration of the twenty (20) day period referred to subsection (b) of this Section 5.05 to consummate the Proposed Transfer described in the Transfer Notice to the transferee(s) specified therein, at the price and on substantially identical terms set forth therein. However, if such Proposed Transfer is not consummated within such 90-day period, the Seller will not Transfer any of the Offered Interests as have not been purchased within such period without again complying with all of the provisions of this Section 5.05.

         (d) In connection with the consummation of a Proposed Transfer of the Offered Interests by the Seller to any other Person pursuant to subparts
(a) through (c) above (a "PERMITTED TRANSFER"), the Purchaser agrees that it will (i) promptly execute and deliver to the Seller such UCC termination statements and other documents as may be necessary to give effect to such Permitted Transfer and (ii) take such other action or provide such other assistance as may be necessary to allow the Permitted Transfer to be consummated. In addition, Purchaser agrees that, for purposes of the representations, warranties and covenants hereunder, such Offered

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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Interests transferred pursuant to any such Permitted Transfer shall not be deemed to be "Revenue Interests" under this Agreement.

         SECTION 5.06. QUARTERLY REPORTS.

         Seller shall, promptly after the end of each fiscal quarter of the Seller (or, if applicable fiscal quarter) (but in no event later than ninety
(90) days following the end of such quarter), produce and deliver to the Purchaser a Quarterly Report for such quarter, together with a certificate of a senior officer of Seller certifying that to the knowledge of such officer (i) such Quarterly Report is a true and complete copy and (ii) any statements and any data and information therein prepared by Seller are true, correct and accurate in all material respects.

         SECTION 5.07. PURCHASE OPTIONS.

         (a) In the event that a Purchase Option Event shall occur, the Purchaser shall have the right, but not the obligation (the "PURCHASER OPTION REPURCHASE"), exercisable within one hundred eighty (180) days with respect to a Purchase Option Event other than a Funding Termination Event and three hundred sixty (360) days with respect to a Funding Termination Event of the type described in clause (ii) or (iii) of the definition thereof, of its receipt of notice from the Seller of the Purchase Option Event (the "PURCHASE OPTION EXERCISE PERIOD"), to require the Seller to repurchase from the Purchaser the Assigned Interests for a repurchase price equal to (i) if the Purchase Option Event occurs on or prior to the date that is twelve (12) months following the Closing Date, the sum of (A) [***]; and (ii) if the Purchase Option Event occurs after the date that is twelve (12) months following the Closing Date, an amount such that the amount of such repurchase price, together with all amounts paid to Purchaser in respect of the Assigned Interests, discounted annually at the Applicable Discount Rate to the date or dates on which the Aggregate Purchase Price or installments thereof were paid to Seller, equals the Aggregate Purchase Price (the "REPURCHASE PRICE"). In the event that the Purchaser elects to exercise its right as provided in the immediately preceding sentence, then the Seller shall, within forty-five (45) days following the Seller's receipt of the Purchaser's repurchase election notice (the "REPURCHASE PERIOD"), repurchase from the Purchaser the Assigned Interests at the Repurchase Price, the payment of which shall be made by wire transfer, in immediately available funds, to the Purchaser's Account designated by the Purchaser in such election notice.

         (b) Seller shall have the option (the "SELLER OPTION
REPURCHASE") on each March 31 and September 30 following the date that is two
(2) years after the Closing Date to repurchase the Assigned Interests for a repurchase price (the "SELLER OPTION REPURCHASE PRICE") equal to an amount such that the amount of such repurchase price, together with all amounts paid to Purchaser in respect of the Assigned Interests, [***], equals the Aggregate Purchase Price. Payment of the Seller Option Repurchase Price shall be made by wire transfer of immediately available funds to the Purchaser's Account designated by the Purchaser in such election notice.

         (c) In connection with the consummation of a Purchaser Option Repurchase or Seller Option Repurchase pursuant to subparts (a) and (b) above (a "REPURCHASE EVENT"), the Purchaser agrees that it will (i) promptly execute and deliver to the Seller such UCC termination statements

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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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and other documents as may be necessary to release Purchaser's Lien on the collateral and otherwise give effect to such Repurchase Event and (ii) take such other action or provide such other assistance as may be necessary to give effect to the Repurchase Event.

         SECTION 5.08. SECURITY AGREEMENT.

         Seller shall at all times until the Obligations of the Seller are paid and performed in full grant in favor of the Purchaser a valid, continuing, first perfected lien on and security interest in the Revenue Interests, the Assigned Interests and the other Collateral described therein.

         SECTION 5.09. COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCE.

         (a) Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Purchaser and Seller agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by the Purchaser) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the Purchaser good, valid and marketable rights and interests in and to the Assigned Interests free and clear of all Liens, except those Liens created in favor of the Purchaser pursuant to the Security Agreement and any other Transaction Document.

         (b) Each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and to consummate all of the transactions contemplated by this Agreement.

         (c) Seller and the Purchaser hereto shall cooperate and provide assistance as reasonably requested by the other party in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, the Assigned Interests or any other Collateral, or the transactions described herein or therein.

         SECTION 5.10. REMITTANCE TO LOCKBOX ACCOUNT.

         (a) Within thirty (30) days after the date of this Agreement, the parties hereto shall enter into a Lockbox Agreement in form and substance reasonably satisfactory to the parties hereto and the Lockbox Bank, which Lockbox Agreement will provide for, among other things, the establishment and maintenance of a Lockbox Account, a Joint Concentration Account, a Seller Concentration Account and a Purchaser Concentration Account in accordance with the


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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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terms herein and therein. Any Purchaser Concentration Account shall be held solely for the benefit of Purchaser, but shall be subject to the terms and conditions of this Agreement, the Security Agreement and the other Transaction Documents. Funds deposited into the Lockbox Account shall be swept by the Lockbox Bank on a daily basis into the Joint Concentration Account and immediately subsequent thereto, at the direction of the Seller, the Daily Amount shall be swept into the Purchaser Concentration Account. Purchaser shall have immediate and full access to any funds held in Purchaser Concentration Account not subject to any conditions or restrictions whatsoever. After the Daily Amount is swept into the Purchaser Concentration Account the amounts remaining in the Joint Concentration Account shall then be swept, at the direction of the Seller, into the Seller Concentration Account. Seller shall have immediate and full access to any funds held in Seller Concentration Account not subject to any conditions or restrictions whatsoever.

         (b) Seller shall pay for all fees, expenses and charges of the Lockbox Bank by debiting the Seller Concentration Account.

         (c) Seller shall cause all payments in respect of sales of the Products and in respect of royalties received from Licensees to be remitted directly by the applicable party into the Lockbox Account. Without in any way limiting the foregoing, commencing on the Closing Date and thereafter, any and all payments in respect of sales of the Products received by Seller shall be deposited into the Lockbox Account within five (5) Business Days of Seller's receipt thereof.

         (d) With respect to any Future Agreement entered into by Seller from and after the date hereof Seller shall (i) at the time of the execution and delivery of such Future Agreement, instruct any party thereto under such Future Agreement to remit to the Lockbox Account when due all applicable payments in respect of sales of the Products and in respect of royalties received from Licensees that are due and payable to Seller in respect of or derived from such Future Agreement during the Term and (ii) deliver to Purchaser evidence of such instruction and of such applicable party's agreement thereto.

         (e) Seller shall not have any right to terminate the Lockbox Bank without Purchaser's prior written consent. Any such consent, if Purchaser desires to give, shall be subject to the satisfaction of each of the following conditions to the satisfaction of Purchaser:

              (i) the successor Lockbox Bank shall be reasonably acceptable to Purchaser;

              (ii) Purchaser, Seller and the successor Lockbox Bank shall have entered into a lockbox agreement substantially in the form of the Lockbox Agreement initially entered into;

              (iii) all funds and items in the accounts subject to the Lockbox Agreement to be terminated shall be transferred to the new accounts held at the successor Lockbox Bank prior to the termination of the then existing Lockbox Bank; and


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with the Securities and Exchange Commission.
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              (iv)   Purchaser shall have received evidence that the applicable parties making payments in respect of sales of the Products have been instructed to remit all future payments in respect of sales of the Products to the new accounts held at the successor Lockbox Bank.

         SECTION 5.11. SELLER'S ADDITIONAL COVENANTS.

         (a) In the event that Seller becomes aware that any Intellectual Property licensed by it to a Licensee under any of the Distribution Agreements or any License Agreements infringes or violates any third party Intellectual Property, Seller shall promptly use commercially reasonable efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and the affected Licensee and shall pay all costs and amounts associated with obtaining any such license, without any charge to the Licensee or any reduction in the Assigned Interests.

         (b) Seller shall duly perform and observe all of Seller's covenants and obligations under each Distribution Agreement and License Agreement in all material respects. Upon the occurrence of a material breach of any of the Distribution Agreements or License Agreements by any other party thereto, which is not cured as provided therein, Seller thereto shall in its commercially reasonable judgment, seek to enforce all of its rights and remedies thereunder.

         (c) Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

              (i) Forgive, release or compromise any amount owed to Seller and relating to the Assigned Interest, except that Seller shall not be obligated to obtain the consent of Purchaser with respect to any action on the part of the Seller that impacts the Assigned Interest of Purchaser in an amount not to exceed $25,000;

              (ii) Waive, amend, cancel or terminate, exercise or fail to exercise, any of its material rights constituting or relating to the Revenue Interests in a manner which could reasonably by expected to materially adversely affect the Assigned Interests;

              (iii) Amend, modify, restate, cancel, supplement, terminate or waive any provision of any Distribution Agreement or License Agreement, or grant any consent thereunder, or agree to do any of the foregoing, including, without limitation, entering into any agreement with the Distribution Party or License Party, as the case may be, under the provisions of such Distribution Agreement or License Agreement in each case which could reasonably be expected to have a Material Adverse Effect; or

              (iv) Create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Assigned Interests or the other Collateral, or agreeing to do or suffering to


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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                     exist any of the foregoing, except for any Lien or
                     agreements in favor of the Purchaser granted under or pursuant to this Agreement and the other Transaction Documents and except for the Liens set forth on SCHEDULE 3.04.

         (d) The Seller shall provide the Purchaser with written notice as promptly as practicable (and in any event within five (5) Business Days) after becoming aware of any of the following:

              (i)    the occurrence of a Bankruptcy Event;

              (ii) any breach of any provision of this Agreement or any other Transaction Document;

              (iii) any representation or warranty made or deemed made by the Seller in any of the Transaction Documents to which it is a party or in any certificate delivered to the Purchaser pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made;

              (iv) any breach or default by Seller of a covenant or agreement hereunder or under any other Transaction Document that is not cured within the applicable cure period;

              (v) the occurrence of a Purchase Option Event (other than a Funding Termination Event); or

              (vi) any sublicense by a Licensee of any rights licensed pursuant to any Distribution Agreement.

         (e) Promptly (but in no event later than five (5) Business Days) after
(i) receiving written or, to the Knowledge of Seller, oral notice from a Distribution Party or License Party, as the case may be, (A) terminating or expressing any intention to terminate the related Distribution Agreement or License Agreement or (B) alleging any breach of or default under such Distribution Agreement or License Agreement by the Seller or (C) asserting the existence of any facts, circumstances or events which alone or together with other facts, circumstances or events could reasonably be expected (with or without the giving of notice or passage of time or both) to give rise to a breach of or default under or right to terminate such Distribution Agreement or License Agreement or (ii) otherwise Seller having Knowledge of any fact, circumstance or event which alone or together with other facts, circumstances or events could reasonably be expected (with or without the giving of notice or passage of time or both) to give rise to a material breach of or default under such Distribution Agreement or License Agreement by Seller or a right to terminate such Distribution Agreement or License Agreement by such Distribution Party or License Party, as the case may be, in each case, Seller shall give a written notice to the Purchaser describing in reasonable detail the relevant breach, default or termination event, including a copy


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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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of any written notice received from such Distribution Party or License Party, as the case may be, and, in the case of any breach or default or alleged breach or default by Seller, describing any corrective action Seller proposes to take.

         (f) Seller shall, at Seller's sole expense, either directly or by causing the Licensee to do so, take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary or desirable to (A) diligently maintain the applicable licensed Intellectual Property and the Patents and (B) diligently defend such licensed Intellectual Property and such Patents against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in any jurisdiction (including, without limitation, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or non-interference). Seller shall not, and shall use commercially reasonable efforts to cause the applicable Licensee not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of, the applicable Patents or other Intellectual Property.

         (g) Seller shall use commercially reasonable efforts to secure and maintain, or, where a Distribution Party or License Party, as the case may be, is required to do so under any Distribution Agreement or License Agreement, assist such Distribution Party or License Party, as the case may be, in securing and maintaining, all regulatory and other governmental approvals, clearances, registrations and permits which may be required to manufacture, market and/or sell any and all of the Products.

         (h) Seller shall, to the extent required by the applicable licensee, timely produce and deliver to the applicable Distribution Party invoices for payments owing Seller under the respective Distribution Agreement.

         (i) The Seller shall, in good faith, devote sufficient resources to the development of the Products in order to meet the Projected Net Sales, [***]. Notwithstanding the foregoing, if regulatory or commercial concerns cause the Seller's management, in the exercise of their good faith judgment, to decide to substantially terminate the development of the Products or to reduce the funds the Seller dedicates to the development of the Products, then the Seller shall not be required to devote a level of resources to the development of the Products in order to meet the Projected Net Sales. During the development stage for the Products, representatives of each of the Seller and the Purchaser shall discuss, no less frequently than quarterly, the status of the Products and the anticipated expenditures on the Products for the upcoming fiscal quarter.

         (j) After the Closing, the Seller shall:

             (i) identify a prospective Director or Vice President of Regulatory Affairs within three (3) months of the Closing and [***], which Vice President or Director shall report directly to the President of the Seller (or, in the case of a Director, shall report directly to the President until such time as a Vice President of Regulatory Affairs is hired); and

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with the Securities and Exchange Commission.
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              (ii)   use commercially reasonable efforts to [***] identified on
                     SCHEDULE 5.11(j) within [***] and will fill all of the positions listed on SCHEDULE 5.11(j) [***]; provided, however, that the Seller may, at its reasonable discretion, combine or reassign responsibilities for specific positions listed on SCHEDULE 5.11(j) in order to meet the operational and organizational objectives of Seller.

       (k)    [***].

       (l)    Within six (6) months of the Closing Date, the Seller shall:

              (i)    [***];

              (ii)   [***]; and

              (iii)  [***].

         (m) Seller shall use commercially reasonable efforts to continue to diligently pursue and develop a second source for [***].

         (n) During the Revenue Interest Period, the Seller shall maintain insurance policies with insurance companies rated not less than [***] with coverages and in amounts Seller believes to be customary for companies of comparable size and condition similarly situated in the same industry as the Seller, including without limitation, product liability insurance and directors and officers insurance.

         (o) The Seller will not Transfer all or any part of its interests in the Products (other than pursuant to any Distribution Agreements, License Agreements and Future Agreements) to a third party purchaser or licensee, as applicable, unless such third party purchaser or licensee, as applicable, assumes in writing all of the obligations of the Seller hereunder, including the obligation to make all payments in respect of the Assigned Interests to the Purchaser; provided, however, for the avoidance of doubt, in no event shall a party to a Distribution Agreement, License Agreement or Future Agreement be required to assume the obligations of the Seller hereunder.

         (p) The Seller shall, on behalf of Purchaser, engage [***] as an outside, independent auditor that will conduct a regulatory review of Seller, at Seller's expense, semiannually for the two (2) year period immediately following the Closing Date. [***] will act at the direction of Purchaser.

         (r) The Seller shall, on a timely basis, provide the Purchaser with copies of semiannual audits of the EMCM facility conducted by [***].


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         SECTION 5.12. FUTURE AGREEMENTS.

         (a) If Seller, at any time and from time to time during the term of this Agreement, proposes to materially change the form of Distribution Agreement it utilizes, or proposes in connection with any transaction or transactions with a Distribution Party to materially vary the terms of the related Distribution Agreement from those contained in the prevailing form of Distribution Agreement, then Seller shall promptly provide to Purchaser such revised form of Distribution Agreement or, at least three (3) Business Days prior to the execution and delivery of any Distribution Agreement that includes a material deviation from the terms of the prevailing form of Distribution Agreement, give written notice to the Purchaser indicating that Seller proposes to enter into such Future Agreement and the anticipated date of execution of such proposed Future Agreement.

         (b) [***].

         (c) To the extent Seller has the right to perform or cause to be performed inspections or audits under any of the License Agreements regarding payments payable and/or paid to Seller thereunder (each, a "License Party Audit"), Seller shall, at the reasonable request of the Purchaser, cause such License Party Audit to be promptly performed (it being understood that it shall not be a reasonable request if, in the good faith belief of Seller, the requested License Party Audit would impair Seller's commercial relationship with the applicable License Party). In conducting a License Party Audit, Seller may engage its then retained internationally recognized independent public accounting firm, or, if the Seller elects otherwise, such other internationally recognized independent public accounting firm reasonably acceptable to the Purchaser. Promptly after completion of any License Party Audit (whether or not requested by the Purchaser), the Seller shall promptly deliver to the Purchaser an Audit Report in respect of such License Party Audit. With respect to any License Agreement under which Seller has a right to perform or cause to be performed a License Party Audit, in the event the Purchaser requests Seller to perform a License Party Audit and such License Party Audit is in fact performed by or on behalf of the Seller, then if the results thereof reveal that the amounts paid to the Purchaser hereunder in respect of such License Agreement for the period of such License Party Audit have been understated by more than the greater of $20,000 or five percent (5%) of the amounts determined to be due for the applicable period of such License Party Audit, then the Audit Costs incurred by the Seller in respect of such License Party Audit shall be borne by the Seller. In all other cases the Audit Costs incurred by the Seller in respect of a License Party Audit shall be borne by the Purchaser.

         SECTION 5.13. SELLER'S POST-CLOSING DELIVERIES.

         Notwithstanding anything contained in Sections 6.01 and 6.02 to the contrary, the Seller shall take the following actions within the time periods set forth below in this Section 5.13:

         (a) Within seven (7) Business Days following the Closing Date, the Seller shall deliver to the Purchaser the following:


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with the Securities and Exchange Commission.
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              (i)    all the legal opinions identified in Sections 6.02(e)(i)
                     and (e)(ii);

              (ii) all the items identified in Section 6.02(i)(A) for the Seller as such items shall be certified by the appropriate Government Authority to the extent that such Government Authority customarily certifies such items;

              (iii)  the items identified in Section 6.02(i)(B) for Seller; and

              (iv)   the items identified in Section 6.02(i)(D) for the Seller.

         (b) Within seven (7) Business Days following the Closing Date, the Seller shall take all necessary actions to perfect the security interest granted by the Seller in favor of the Purchaser in the Collateral under the Security Agreement, including, without limitation, executing appropriate Form UCC-1 Financing Statements and filing such financing statements in the offices listed in 6.02(g), and, if the Purchaser shall reasonably request that Seller prepare and file financing statements in any other jurisdictions, the Seller shall promptly cause such financing statements to be prepared and filed in any other offices necessary to perfect the security interests granted under the Security Agreement, and the Seller shall have delivered evidence of same to the Purchaser (including delivering a copy of any such Form UCC-1 Financing Statements).

         SECTION 5.14. LICENSING AGREEMENT.

         Notwithstanding anything contained herein to the contrary, Seller shall be permitted to enter into License Agreements; provided, however, that any such agreement shall not constitute a sale of all or substantially all of the assets relating to the Adcon Technology.

         SECTION 5.15. RETENTION OF PRESIDENT.

         The Seller will use commercially reasonable efforts to retain Steve Basta as President of Gliatech until April 30, 2003; provided, however, that in the event of Steve Basta's death or permanent disability or if Steve Basta is terminated for cause from his position as President by the Board of Directors of Gliatech, then the Seller will replace Steve Basta with a Person reasonably acceptable to the Purchaser.

         SECTION 5.16. ADDITIONAL PURCHASER COVENANT.

         The Purchaser agrees that it will not short-sell the Seller's common stock, $0.01 par value per share, acquired by the Purchaser upon exercise of the Warrant, until the Warrant has been exercised in full by the Purchaser.


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with the Securities and Exchange Commission.
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                                   ARTICLE VI

                 THE CLOSING; CONDITIONS TO CLOSING AND FUNDING

         SECTION 6.01. THE CLOSING.

         Subject to the closing conditions set forth in Sections 6.02 and 6.03, the closing of the purchase and sale of the Initial Assigned Interests (the "CLOSING") shall take place at the offices of Morrison & Foerster LLP, 1251 Avenue of the Americas, 9th Floor, New York, New York 10104 USA, on the Closing Date. If all conditions are determined to be satisfied (or any of such conditions are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated.

         SECTION 6.02. CONDITIONS APPLICABLE TO THE PURCHASER.

         Subject to Section 5.13, the obligations of the Purchaser to effect the Closing and the payment of the Closing Purchase Price Payment shall be subject to the satisfaction of each of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller set forth in this Agreement and the other Transaction Documents shall be true, correct and complete in all material respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all respects as of such specified date).

         (b) NO ADVERSE CIRCUMSTANCES. Except as set forth in SCHEDULE B, there shall not have occurred or be continuing any event or circumstance (including any development with respect to the efficacy of the Products or the licensed Intellectual Property or the use or expected future use of the same as opposed to competing products) which could reasonably be expected to have a Material Adverse Effect.

         (c) LITIGATION. No action, suit, litigation, proceeding or investigation shall have been instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit the Purchaser's acquisition or future receipt of the Assigned Interests. There shall not have been in effect any injunction, order, judgment or decree restricting, preventing or enjoining the consummation of the transactions contemplated by this Agreement.

         (d) OFFICER'S CERTIFICATE. The Purchaser shall have received at the Closing a certificate of the executive officer of the Seller pursuant to which such officer certifies that the



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with the Securities and Exchange Commission.
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conditions set forth in Sections 6.02(a), (b) and (c) have been satisfied in all respects as of the Closing Date.

         (e) LEGAL OPINIONS.

             (i) The Purchaser shall have received an opinion of Jones, Day, Reavis & Pogue dated the Closing Date, in form and substance satisfactory to the Purchaser and its counsel, to the effect set forth in EXHIBIT F. In rendering such opinion, the Seller's counsel shall be entitled to take such qualifications and exceptions as are customary for counsel in New York to take when rendering opinions of this nature.

             (ii) The Purchaser shall have received an opinion of patent counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser's counsel.

         (f) BILL OF SALE. A Bill of Sale shall have been executed and delivered by Seller to the Purchaser and Purchaser shall have received the same.

         (g) SECURITY AGREEMENT. The Security Agreement shall have been duly executed and delivered by all the parties thereto and shall be in form of EXHIBIT D hereto, together with proper financing statements (including Form UCC-1s) fully executed for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on SCHEDULE 6.02(g).

         (h) STATEMENT WITH RESPECT TO REGULATORY MATTERS. The Purchaser shall have received the statement of [***] of Hyman, Phelps & McNamara PC, regulatory counsel to the Seller, to the effect that based on his discussions with the Seller and his review of documents, he is not aware of any material fact or circumstance related to FDA regulatory matters the subject of which has not been adequately disclosed on the disclosure schedules attached to this Agreement. [***] will also provide to the Purchaser a statement with respect to the clinical trial sites that have been audited as of the date of this Agreement.

         (i) CORPORATE DOCUMENTS. The Purchaser shall have received on the Closing Date, a certificate, dated the Closing Date, of a senior officer of Seller (the statements made in which shall be true and correct on and as of the Closing Date), certifying that: (A) attaching copies, certified by such officer as true and complete, of Seller's certificate of incorporation and by-laws or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority as being true, correct and complete copies; (B) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Seller authorizing and approving the execution, delivery and performance by Seller of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (C) setting forth the incumbency of the officer or officers of Seller who have executed and delivered this Agreement and the other Transaction Documents including therein a signature specimen of each such officer or officers; (D) attaching copies, certified by such officer as true



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and complete, of certificates of the appropriate Government Authority of the jurisdiction of formation, stating that Seller is in good standing under the laws of such jurisdiction or, if any such certificate is not available from a Government Authority, a statement by such officer containing an equivalent confirmation; and (E) there has not occurred a Funding Termination Event (but with respect to only clause (ii) in the definition thereof) or a Purchase Option Event.

         SECTION 6.03. CONDITIONS APPLICABLE TO THE SELLER.

         The obligation of the Seller to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by the Seller in its sole discretion:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in this Agreement shall have been true, correct and complete in all respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all respects on and as of such specified date).

         (b) LITIGATION. No action, suit, litigation, proceeding or investigation shall have been formally instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit the Purchaser's acquisition or future receipt of the Assigned Interests.

         (c) OFFICER'S CERTIFICATE. The Seller shall have received at the Closing a certificate of an officer or member of the general partner of the Purchaser certifying that the conditions set forth in Sections 6.03(a) and (b) have been satisfied, in all respects as of the Closing Date.

         (d) FULL PAYMENT. The Closing Purchase Price Payment due at Closing shall have been tendered by the Purchaser to the Seller by wire transfer of immediately available funds to the Seller's Account identified to the Purchaser on or prior to the Closing.

         (e) SECURITY AGREEMENT. The Security Agreement shall have been duly executed and delivered by all the parties thereto shall and be in the form of EXHIBIT D hereto.

         SECTION 6.04. CONDITIONS TO PAYMENTS OF THE REMAINING TRANCHE I PAYMENT, THE TRANCHE II PAYMENT AND THE SUBSEQUENT PURCHASE PRICES.

         (a) The obligation of the Purchaser to pay the Remaining Tranche I Payment pursuant to Section 2.03(a) is subject to the conditions precedent (any of which conditions may be waived by the Purchaser in its sole discretion), which conditions are set forth on EXHIBIT H hereto.


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         (b) The obligations of the Purchaser to pay the Tranche II Payment or
to acquire Subsequent Assigned Interests pursuant to Section 2.01(b) are subject to the following conditions precedent (any of which conditions may be waived by the Purchaser in its sole discretion):

              (i)    The Adcon-L(R)U.S. Relaunch shall have occurred;

              (ii) no Funding Termination Event shall have occurred and be continuing;

              (iii) neither a Purchase Option Exercise Period or, if applicable, the Repurchase Period, shall have commenced;

              (iv) there shall not have occurred and be continuing a Material Adverse Change;

              (v) subject to Section 8.04, the representations and warranties set forth in Article III shall be true and correct in all material respects on the date of the consummation of the Tranche II Payment or any Subsequent Purchase Date, as applicable (with the same force and effect as if such representations and warranties were made anew at and as of the date of the consummation of the Tranche II Payment or any Subsequent Purchase Date, as applicable, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all respects as of such specified date);

              (vi) this Agreement has not been terminated pursuant to the second sentence of Section 7.01;

              (vii) the Seller shall have complied in all material respects with the covenants set forth herein;

              (viii) the Seller shall have satisfied the conditions set forth on
                     Exhibit I hereto; and

              (ix) the Purchaser shall have received a certificate of an executive officer of the Seller pursuant to which such officer certifies that the conditions set forth in subsections (i) through (vii) of this Section 6.04 have been satisfied.

         SECTION 6.05. FUNDING TERMINATION EVENT.

         Upon the occurrence and during the continuation of a Funding Termination Event, any and all obligations of the Purchaser to make any installment payments of the purchase price hereunder shall cease and terminate. If any Funding Termination Event shall have occurred and be continuing, the Purchaser may exercise any rights and remedies available to it, including,


                                       42
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with the Securities and Exchange Commission.
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without limitation, those rights and remedies available hereunder, under any
Transaction Document and/or at law or in equity.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.01. TERMINATION DATE

         This Agreement shall terminate on December 31, 2012; PROVIDED, HOWEVER, that if any payments are required to be made by one of the parties hereunder after that date, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and solely for that purpose. In addition, this Agreement shall sooner terminate if the Purchaser or Seller shall have exercised its right under Section 5.07(a) and Section 5.07(b), respectively, with the termination date in that event being the date on which the Seller completes the repurchase of the Assigned Interests and pays in full in cash the Repurchase Price or the Seller Option Repurchase Price, as the case may be, in accordance with the terms therein.

         SECTION 7.02. EFFECT OF TERMINATION.

         In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this Section 7.02 and Sections 8.05 and 8.06 hereof. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. SURVIVAL.

         (a) All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive indefinitely. Notwithstanding anything in this Agreement or implied by law to the contrary, all the agreements contained in Section 5.04, 8.05 and 8.06 shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the termination of this Agreement.

         (b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement and the other Transaction Documents, and the parties may rely on the representations and warranties in this Agreement and the other Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise.


                                       43
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         SECTION 8.02. SPECIFIC PERFORMANCE.

         Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement or any of the other Transaction Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

         SECTION 8.03. NOTICES.

         All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

                  if to the Purchaser to:

                  c/o Paul Capital Management, L.L.C.
                  50 California Street
                  Suite 3000
                  San Francisco, California  94111
                  Attention:  Chief Financial Officer
                  Facsimile No. (415) 283-4301

                  with a copy to:

                  Walter Flamenbaum, M.D.
                  Paul Capital Partners
                  99 Park Avenue, Suite 801
                  New York, New York  10016
                  Facsimile No.: (212) 293-2219

                  and

                  Morrison & Foerster LLP
                  1290 Avenue of the Americas
                  New York, New York  10104
                  Attention:  Thomas J. Cassidy, Esq.
                  Facsimile No.: (212) 468-7900

                  if to the Seller to:

                  Gliatech Inc.
                  23420 Commerce Park Road
                  Cleveland, Ohio  44124


                                       44
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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                  Attention:  Steven L. Basta
                  Facsimile No.:  (216) 831-4220


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                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  Attention:  Patrick J. Leddy, Esq.
                  Facsimile No.:  (216) 579-0212

         or to such other address or addresses as the Purchaser or the Seller may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices consents, waivers and communications shall: (i) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case shall be deemed effective five (5) Business Days after dispatch, (ii) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, (iii) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

         SECTION 8.04. SCHEDULES.

         Prior to Seller making any representation or warranty under this Agreement in connection with the Tranche II Payment or the consummation of any Subsequent Assigned Interest, Seller shall update its disclosure schedules with respect to all such representations and warranties made by Seller hereunder this Agreement. In determining the accuracy of the representations and warranties of Seller in connection with the Tranche II Payment and/or any Subsequent Assigned Interest, the representations and warranties of Seller shall be evaluated taking into account the updated disclosure schedules.

         SECTION 8.05. SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Seller shall not be entitled to assign any of its obligations and rights hereunder or any other Transaction Documents without the prior written consent of the Purchaser. Purchaser may assign any of its rights hereunder (provided that (a) Purchaser may not assign its rights under Sections 2.01, 2.03, 5.04, 5.05, 5.11(j)-(m), 5.12 and 6.04 without having obtained the prior written consent of the Seller, (b) Purchaser may not assign its rights under Section 5.07(a) to the extent that the Purchase Option Event giving rise to such Purchaser Option Repurchase relates to a Purchase Option Event described in clause (i) or clause (vii) of the definition of "Purchase Option Event," without having obtained the prior written consent of the Seller and (c) Purchaser may not assign its rights under Section 5.02(c) without having obtained the prior written consent of the Seller, unless the inability to assign the rights granted under Section 5.02(c) in a securitization would prevent a rating agency from issuing a rating on a security in such securitization or would cause a rating agency to downgrade the rating of a security in such securitization) but shall not be permitted to assign any of its obligations hereunder without the prior written consent of the Seller; PROVIDED, HOWEVER, that

                                       46
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Purchaser shall not require the written consent of Seller to assign any of its obligations under Section 2.03 hereof to any affiliate of Purchaser; PROVIDED FURTHER that Purchaser shall, notwithstanding any assignment to an affiliate of its obligations under Section 2.03, remain primarily liable hereunder for performance of any such obligations.

         SECTION 8.06. INDEMNIFICATION.

         (a) Seller hereby indemnifies and holds the Purchaser and its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each a "PURCHASER INDEMNIFIED PARTY") harmless from and against any and all Losses incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by the Seller in any of the Transaction Documents or certificates given by the Seller in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Seller pursuant to this Agreement or any Transaction Document, including any failure by the Seller to satisfy any of the Excluded Liabilities and Obligations.

         (b) The Purchaser hereby indemnifies and holds the Seller and its Affiliates and any of its partners, directors, managers, officers, employees and agents (each a "SELLER INDEMNIFIED PARTY") harmless from and against any and all Losses incurred or suffered by a Seller Indemnified Party arising out of any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents or certificates given by the Purchaser in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Purchaser pursuant to this Agreement or any Transaction Document.

         (c) If any claim, demand, action or proceeding (including any investigation by any Government Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; PROVIDED, THAT, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this
Section 8.06 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8.06 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the


                                       47
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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         SECTION 8.07. EXPENSES.

         Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement.

         SECTION 8.08. INDEPENDENT NATURE OF RELATIONSHIP.

         (a) The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Purchaser nor the Seller has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.

         (b) No officer or employee of the Purchaser will be located at the premises of the Seller or any of its Affiliates, except in connection with an audit performed pursuant to Section 5.02. No officer or employee of the Purchaser shall engage in any commercial activity with the Seller or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.

         (c) Seller and/or any of its Affiliates shall not at any time obligate the Purchaser, or impose on the Purchaser any obligation, in any manner or respect to any Person not a party hereto.


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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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         SECTION 8.09. ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Letter of Intent), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.10. AMENDMENTS; NO WAIVERS.

         (a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.11. INTERPRETATION.

         When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

         SECTION 8.12. HEADINGS AND CAPTIONS.

         The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         SECTION 8.13. COUNTERPARTS; EFFECTIVENESS.

         This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.


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with the Securities and Exchange Commission.
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         SECTION 8.14. SEVERABILITY.

         If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

         SECTION 8.15. GOVERNING LAW; JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS
SECTION 8.14 IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 8.16. APPOINTMENT OF AUTHORIZED AGENT.

         Seller hereby designates and appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in

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connection with this Agreement or any other Transaction Document. Seller hereby agrees that service of process upon said agent at said address and written notice of said service of Seller, mailed or delivered to Seller, in the manner provided herein shall be deemed in every respect effective service of process upon the grantor in any such suit, action or proceeding. Seller (a) shall give prompt written notice to the Purchaser of any changed address of its authorized agent hereunder, (b) may, with the prior written consent of the Purchaser, designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and
(c) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

         SECTION 8.17. WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         SECTION 8.18 ADDITIONAL AGREEMENT.

         Notwithstanding anything contained herein this Agreement to the contrary, in no event shall Seller be considered to be in breach of any representation, warranty, covenant or agreement, nor shall Purchaser have any right to terminate this Agreement or exercise its Purchase Option, [***]. The parties acknowledge that Seller intends to use the proceeds from the sale of the Assigned Interests, together with funds on hand, to fund operating expenses and for working capital purposes on a going forward basis, and that it is anticipated that Seller's cash and cash equivalents and short term investments balances [***].

                                   ARTICLE IX

                                   [RESERVED]





         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.



SELLER:                        GLIATECH INC.



                               By:   /s/ Steven L. Basta
                                  --------------------------------
                                        Name:  Steven L. Basta
                                        Title: President


PURCHASER:                     PAUL CAPITAL ROYALTY ACQUISITION FUND, L.P.

                               By:      Paul Capital Management, LLC,
                                        its General Partner


                               By:   /s/ Walter Flamenbaum
                                  --------------------------------
                                        Name:  Walter Flamenbaum, M.D.
                                        Title: Managing Member






                    [SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]





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

                             EXHIBITS AND SCHEDULES

         EXHIBITS

         Exhibit A                          Projected Net Sales
         Exhibit B                          1999 and 2000 Financial Statements of Seller
         Exhibit C                          Form of Bill of Sale
         Exhibit D                          Form of Security Agreement
         Exhibit E                          Reserved
         Exhibit F                          Form of Legal Opinion of Counsel to the Seller
         Exhibit G                          Form of Warrant
         Exhibit H                          Conditions to Payments of the Remaining Tranche I
                                            Payment Pursuant to Section 6.04(a)
         Exhibit I                          Additional Closing Conditions Pursuant to Section 6.04(b)

         SCHEDULES

         Schedule A                         Adcon Technology
         Schedule B                         Material Adverse Change
         Schedule 3.02                      Corporate Authorization
         Schedule 3.03                      Governmental Authorizations
         Schedule 3.04                      Ownership
         Schedule 3.06                      Undisclosed Liabilities
         Schedule 3.08                      Litigation
         Schedule 3.09                      Compliance with Laws
         Schedule 3.10                      Conflicts
         Schedule 3.12(a)                   List of Patents and Trademarks Owned by the Company
         Schedule 3.12(b)                   Intellectual Property (Agreements)
         Schedule 3.12(c)                   Intellectual Property (Violations of Agreements)
         Schedule 3.12(e)                   Intellectual Property (Title)
         Schedule 3.12(f)                   Existing Distribution Agreements (Authority)
         Schedule 3.12(g)                   Intellectual Property (Unpaid Fees)
         Schedule 3.12(h)                   Material Non-Compliance with Applicable Patent Office
                                            Duties of Candor and Good Faith
         Schedule 3.12(i)                   Intellectual Property (Payments)
         Schedule 3.12(j)                   Right to Payments
         Schedule 3.12(k)                   Claims and Proceedings Relating to Patents and Intellectual
                                            Property
         Schedule 3.12(l)                   Governmental Investigations
         Schedule 3.13(a)                   Regulatory Approval
         Schedule 3.13(b)                   Status of Worldwide Applications
         Schedule 3.15                      Subordination


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

         Schedule 3.16                      Place of Business
         Schedule 3.18                      Other Information
         Schedule 3.19(a)                   Effectiveness of Distribution Agreements
         Schedule 3.19(b)                   Correspondence Regarding Distribution Agreements
         Schedule 3.19(b)(v)                Payments Required to be Made Under Distribution
                                            Agreements
         Schedule 3.20                      Insurance Policies
         Schedule 5.11(j)                   Adcon-Related Job Openings
         Schedule 6.02(g)                   List of Filing Offices





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exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01.         Definitions.......................................................................1

ARTICLE II            PURCHASE AND SALE OF ASSIGNED INTERESTS...................................................13

         Section 2.01.         Purchase and Sale................................................................13

         Section 2.02.         Payments in Respect of the Assigned Interest.....................................14

         Section 2.03.         Purchase Price...................................................................16

         Section 2.04.         No Assumed Obligations...........................................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER............................................................16

         Section 3.01.         Organization.....................................................................17

         Section 3.02.         Corporate Authorization..........................................................17

         Section 3.03.         Governmental Authorization.......................................................17

         Section 3.04.         Ownership........................................................................17

         Section 3.05.         Financial Statements.............................................................18

         Section 3.06.         No Undisclosed Liabilities.......................................................18

         Section 3.07.         Solvency.........................................................................18

         Section 3.08.         Litigation.......................................................................18

         Section 3.09.         Compliance with Laws.............................................................19

         Section 3.10.         Conflicts........................................................................19

         Section 3.11.         Material Contracts...............................................................20

         Section 3.12.         Intellectual Property............................................................20

         Section 3.13.         Regulatory Approval..............................................................22

         Section 3.14.         Transfer of IP Rights............................................................23

         Section 3.15.         Subordination....................................................................23

         Section 3.16.         Place of Business................................................................23

         Section 3.17.         Broker's Fees....................................................................23

         Section 3.18.         Other Information................................................................23

         Section 3.19.         Distribution Agreements..........................................................23

         Section 3.20.         Insurance........................................................................25


                                      i
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                                TABLE OF CONTENTS



ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................25

         Section 4.01.         Organization.....................................................................25

         Section 4.02.         Authorization....................................................................26

         Section 4.03.         Broker's Fees....................................................................26

         Section 4.04.         Conflicts........................................................................26

         Section 4.05.         Consents.........................................................................26

         Section 4.06.         Financial Capacity...............................................................26

         Section 4.07.         Experience; Accredited Investor Status...........................................27

ARTICLE V             COVENANTS.................................................................................27

         Section 5.01.         Consents and Waivers.............................................................27

         Section 5.02.         Access; Books and Records........................................................27

         Section 5.03.         Material Contracts...............................................................28

         Section 5.04.         Confidentiality; Public Announcement.............................................28

         Section 5.05.         Right of First Refusal...........................................................29

         Section 5.06.         Quarterly Reports................................................................30

         Section 5.07.         Purchase Options.................................................................30

         Section 5.08.         Security Agreement...............................................................31

         Section 5.09.         Commercially Reasonable Efforts; Further Assurance...............................31

         Section 5.10.         Remittance to Lockbox Account....................................................32

         Section 5.11.         Seller's Additional Covenants....................................................33

         Section 5.12.         Future Agreements................................................................37

         Section 5.13.         Seller's Post-Closing Deliveries.................................................38

         Section 5.14.         Licensing Agreement..............................................................38

         Section 5.15.         Retention of President...........................................................39

         Section 5.16.         Additional Purchaser Covenant....................................................39

ARTICLE VI            THE CLOSING; CONDITIONS TO CLOSING AND FUNDING............................................39

         Section 6.01.         The Closing......................................................................39

         Section 6.02.         Conditions Applicable to the Purchaser...........................................39
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Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
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                                TABLE OF CONTENTS

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



         Section 6.03.         Conditions Applicable to the Seller..............................................41

         Section 6.04.         Conditions to Payments of the Remaining Tranche I Payment, the Tranche II
                               Payment and the Subsequent Purchase Prices.......................................42

         Section 6.05.         Funding Termination Event........................................................43

ARTICLE VII           TERMINATION...............................................................................43

         Section 7.01.         Termination Date.................................................................43

         Section 7.01.Termination Date..........................................................................43

         Section 7.02.         Effect of Termination............................................................43

ARTICLE VIII          MISCELLANEOUS.............................................................................43

         Section 8.01.         Survival.........................................................................43

         Section 8.02.         Specific Performance.............................................................44

         Section 8.03.         Notices..........................................................................44

         Section 8.04.         Schedules........................................................................46

         Section 8.05.         Successors and Assigns...........................................................46

         Section 8.06.         Indemnification..................................................................47

         Section 8.07.         Expenses.........................................................................48

         Section 8.08.         Independent Nature of Relationship...............................................48

         Section 8.09.         Entire Agreement.................................................................49

         Section 8.10.         Amendments; No Waivers...........................................................49

         Section 8.11.         Interpretation...................................................................49

         Section 8.12.         Headings and Captions............................................................49

         Section 8.13.         Counterparts; Effectiveness......................................................49

         Section 8.14.         Severability.....................................................................50

         Section 8.15.         Governing Law; Jurisdiction......................................................50

         Section 8.16.         Appointment of Authorized Agent..................................................50

         Section 8.17.         Waiver of Jury Trial.............................................................51

ARTICLE IX            [RESERVED]................................................................................51
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